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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 33 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of the S&P 500 Stock Index Fund, Bond Index Fund, Asset Allocation Fund, Money Market Fund and Institutional Money Market Fund each a fund of Barclays Global Investors Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, Bond Index Master Portfolio, Asset Allocation Master Portfolio and Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
San Francisco, California
April 26, 2002